Exhibit 10.17

This is an English Translation

Text Number: CMBC-HT038 (Company 2007)	Document Number: B.03-2010-3

Guarantee Contract

(Applicable If Guarantor is an Entity)

Number: Gong Dan Bao Zi No. 99012010288401

CHINA MINSHENG BANKING CORPORATION LIMITED

Guarantee Contract

Guarantor:	Legend Holdings Limited (“Party A”)

Address:	No. 2 Ke Xue Yuan Nan Lu, Haidian District

Zip Code:	100190

Legal Representative/ Officer in Charge:	Chuanzhi Liu

Telephone:	62509888

Fax:	62509165

Account Opening Bank:	Beijing World Trade Centre Sub-branch, China Minsheng Bank

Account:	87213022210201023361

Creditor:	Head Office Banking Operation Department, China Minsheng Banking Corporation Limited (“Party B”)

Address:	No.2 Fu Xing Men Nei Da Jie, Xicheng District, Beijing

Zip Code:	100031

Legal Representative/ Officer in Charge:	Jinzhong Chen

Telephone:	58560088

Fax:	58560001

In order to ensure the implementation of Fixed Assets Loan Contract entered into by and between Beijing China Auto Rental Co., Ltd. (“Debtor to the Principal Contract”) and Party B (Contract No.: Gong Jie Dai Zi No. 99012010288404) (“Principal Contract”), Party A agrees to provide guarantee for all/part of the debts under the Principal Contract in accordance with the provisions of this Contract. In order to specify the rights and obligations of Party A and Party B, Party A and Party B hereby enter into this Contract in accordance with the relevant national laws and regulations.

Chapter One  Type and Amount of Guaranteed Principal Debts

Clause 1       The type of principal debts under this Contract shall be fixed assets loans with a principal amount of (Currency) RMB (Amount) Two Hundred Million (RMB 200,000,000.00).

Chapter Two   Debt Performance Term by the Debtor to the Principal Contract

Clause 2       The debt performance term of the Debtor to the Principal Contract shall be three years from September 2, 2010 to September 2, 2013. If there is any change to the term during the process of performance pursuant to the provisions of the Principal Contract, the date recorded on the creditor’s right certificate, such as the loan voucher, shall prevail.

Chapter Three   Way of Guarantee

Clause 3       The guarantee provided by Party A shall be joint and several.

Chapter Four   Coverage of Guarantee

Clause 4       The scope of guarantee provided by Party A shall cover: the principal and interests of guaranteed principal debts as provided by Clause 1 hereof, penalty interest and compound interest, liquidated damages, compensations for damages, costs incurred to realize the creditor’s rights and security rights (including but not limited to litigation fees, legal fees, traveling expenses, etc.) and all other reasonable payable expenses.

Chapter Five   Term of Guarantee

Clause 5       The term of guarantee for which Party A is under the liabilities for guarantee shall be two years after the expiration date of the debt performance term by the Debtor to the Principal Contract.

The foregoing “expiration date of the debt performance term by the Debtor to the Principal Contract” shall also refer to the expiration date of the debt performance term for each installment of debts where the Debtor to the Principal Contract repays the debts by installments and the early expiration date announced by the Creditor in accordance with the Principal Contract.

Chapter Six   Rights and Obligations of Both Parties

Clause 6       Rights and Obligations of Both Parties

6.1           Party A guarantees that it is a PRC legal person or other organization duly existing in accordance with the PRC laws, it has the necessary civil right capacity and civil conduct capacity to enter into and perform this Contract, it has the ability to assume civil liabilities independently, and it has obtained all necessary consents, approvals, registrations and filings to enter into this Contract;

6.2           All the internal authorization formalities necessary for Party A to sign this Contract have been completed and sufficiently effective. Party A’s execution of this Contract and performance of its obligations under this Contract shall not conflict with its existing articles of associations and internal by-laws or any contracts, agreements and other documents binding upon Party A;

6.3           Party A is aware of and agrees to all the terms of the Principal Contract and is willing to provide guarantee for the Debtor to the Principal Contract, and all of its intentions expressed under this Contract are true;

6.4           If in addition to the way of guarantee as provided by this Contract, there are other securities under the Principal Contract (including the mortgage/pledge securities provided by the Debtor to the Principal Contract for Party B with its own properties), the liabilities for guarantee assumed by Party A against Party B shall not be affected by such other securities and not exempted or alleviated thereby. Party B shall be entitled to choose to exercise the security rights under this Contract as priority, in which case Party A waives its right to claim priority of any other securities; where Party B waives its mortgage/pledge rights against the property of the Debtor to the Principal Contract or alters the sequence/contents of such mortgage/pledge rights, which results in a loss or reduction of Party B’s priority right of compensation under such mortgage/pledge, Party A undertakes that its liabilities for guarantee against Party B shall not be exempted or alleviated to any extent thereby;

6.5           If the Debtor to the Principal Contract has repaid all the debts under the Principal Contract as scheduled, Party A shall no longer assume any liabilities of guarantee under this Contract;

6.6           If during the term of guarantee Party B transfers its creditor’s rights under the Principal Contract to a third party without requiring Party A’s prior consent, Party A shall continue to assume the liabilities of guarantee;

6.7           Where the Debtor to the Principal Contract reaches an agreement with Party B to amend the Principal Contract, except where Party A’s consent is required for the purpose of extension of the term of Principal Contract or the increase of principal amount of the principal debts under Party A’s guarantee or the consent of transfer of debts by the Debtor to the Principal Contract, Party A’s consent is not required in other circumstances where the debt liability of the Debtor are not further burdened, and Party A undertakes to assume the liabilities for guarantee in accordance with the amended Principal Contract;

6.8           Party A guarantees that the related credit status statement, financial statements or other materials it provided to Party B are true and valid;

6.9           If the Debtor to the Principal Contract fails to settle the debts as agreed (including in circumstances of early maturity of debts as provided by the Principal Contract), as a result of which Party B requires Party A to take the liabilities for guarantee, Party A shall promptly settle the debts under the Principal Contract on behalf of the Debtor immediately on the day upon the receipt of written notice from Party B;

6.10         Any amount that Party A shall pay Party B as the performance of its obligations under this Contract (including the amount received by Party B by exercising its rights under Clause 6.10 hereof) shall be paid in the following sequence: (1) costs to realize the creditor’s rights and security rights; (2) compensations for the damages; (3) liquidated damages; (4) compound interest; (5) penalty interest; (6) interest; (7) principal. Party B shall be entitled to alter the forgoing sequence;

6.11         When Party B requires Party A to assume the liabilities for guarantee in accordance with the provisions of this Contract, Party A authorizes Party B to directly deduct and transfer the relevant amount from the account designated by Party A which is opened with an operational office of China Minsheng Bank. If there is insufficient fund for deduction and transfer, Party B shall be entitled to deduct and transfer the insufficient portion from any other accounts opened by Party A with the operational office of China Minsheng Bank or otherwise require Party A to repay such insufficient portion. Party B shall not take any liabilities for the interest loss and any other losses incurred by Party A due to such deduction and transfer.

6.12         During the term of this Contract, if Party A is subject to changes of operational system, registered capital, share equities, application of restructuring, settlement and bankruptcy, or selling, transferring or otherwise disposing of any material assets, it shall notify Party B of the same thirty days in advance; if Party A alters its address, name and legal representative, it shall notify Party B of the same within seven days after such alteration is made;

6.13         During the term of this Contract, if Party A provides other guarantee for a third party, it shall not jeopardize the interests of Party B.

Chapter Seven   Default Liability

Clause 7       After this Contract takes effect, Party A and Party B shall each perform the obligations under this Contract. If either party defaults in performing or performing in full the obligations under this Contract, it shall be liable for such default and compensate the other party for the losses incurred thereby.

Chapter Eight   Effectiveness, Amendment and Termination

Clause 8       This Contract shall only take effect after being signed, or affixed with personal seals, or being affixed with company seals/contract seals by the legal representatives/officers in charge or authorized agents of both Party A and Party B.

Clause 9       The validity of this Contract shall be independent of the Principal Contract and shall not become null and void due to the invalidity of the Principal Contract.

Clause 10     Neither Party A nor Party B may unilaterally amend or early terminate this Contract after this Contract takes effect; in the case where amendment or early termination of this Contract is required, both parties shall reach a written agreement through consultation.

Chapter Nine   Dispute Resolution

Clause 11     All the disputes in connection with this Contract may be resolved by Party A and Party B through consultation. If no resolution may be reached through consultation, such dispute shall be referred to the people’s court in the locality of Party B.

Chapter Ten   Supplemental Agreement

Clause 12     Notice and Delivery

12.1         Any notice or written communications sent by one party to the other party as provided by this Contract (including but not limited to any and all written documents or notices required by this Contract) shall be sent by registered mail, fax, personal delivery or other way of communications and delivered to the address of each party first set out in this Contact;

12.2         If delivered by registered mail, the documents or notices shall be deemed as delivered and received four days after the mail is posted; if delivered by fax, the documents or notices shall be deemed as delivered and received on the date shown on the receipt of successful transmission; if delivered by personal delivery, the documents or notices shall be deemed as delivered and received on the date when the courier delivers such documents or notices to the address of the receiver. If there is a change to any way of contact, the relevant party shall notify the other party of the changed way of contact as required by these provisions within seven days after the change is made. After that, the notice, document or application as agreed by this provision shall be delivered by the changed way of contact.

Clause 13     Other Agreed Matters by Both Parties

Not Applicable

Clause 14     This Contract shall have four original copies, with Party A, Party B and relevant parties each holding one copy. Each copy shall be equally authentic.

Clause 15     As of the execution of this Contract, Party B has made detailed explanations and clarifications to Party A in relation to all the terms of this Contract. Both parties have no objections and questions regarding all the terms of this Contract and have an accurate understanding of the legal implications of the restriction or exemption terms in terms of the rights, obligations and liabilities.

This Contract is entered into by and between Party A and Party B in Beijing.

Party A:	(Company Seal)

[Company’s seal affixed]	[Company’s seal affixed]

Legal Representative/Officer in Charge:	(Signature or Seal)

(or Authorized Representative)	/s/ Chuanzhi Liu

Date: September 2, 2010

Party B:	(Company Seal)

[Company’s seal affixed]

Legal Representative/Officer in Charge:	(Signature or Seal)

(or Authorized Representative)	/s/ Yuan Lin

Date: September 2, 2010